UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 3, 2005

On Assignment, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-20540	95-4023433
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

26651 West Agoura Road, Calabasas, California		91302
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (818) 878-7900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Agreement

Increase in Annual Base Salaries

On August 3, 2005, the Compensation Committee of the Board of Directors of On Assignment approved an increase in the annual base salaries of four of its executive officers to the following amounts:

•                  Mr. Michael J. Holtzman, Senior Vice President, Finance and Chief Financial Officer, $237,000;

•                  Mr. Shawn Mohr, President, Healthcare Staffing and Chief Sales Officer, $265,000;

•                  Mr. Emmett McGrath, President, Lab Support, $240,000;

•                  Mr. Michael C. Payne, Senior Vice President, Shared Services and Chief Information Officer, $212,000.

RSU Grants and Contingent RSU grants

On August 3, 2005, the Compensation Committee also approved a grant of Restricted Stock Units (“RSU’s”) and Contingent RSU grants.  The Contingent RSU grants reflect the right to receive RSU’s in the event the stockholders approve at the next annual meeting an amendment to the 1987 Stock Option Plan, as amended and restated on March 11, 2003, to increase the number of RSU’s that can be granted under the plan.  The Contingent RSU grants have been denominated in dollars, reflecting the underlying stock value of the RSU’s to be granted. The following grants of RSU’s and Contingent RSU grants were made to the following executive officers:

	Restricted Stock Units	Contingent RSU grant

Peter Dameris	—	$1,200,000
Michael Holtzman	24,712	$459,425
Emmett McGrath	24,712	$459,425
Shawn Mohr	24,712	$459,425
Michael Payne	21,382	$150,000

The RSU’s are subject to a four year vesting provision.  One quarter of the total number of RSU’s granted will vest on the first anniversary of the grant date and one-sixteenth of the total number granted will vest each quarter thereafter so long as the executive remains employed with On Assignment.  Subject to each executive’s employment agreement, if the executive’s employment with us is terminated for any reason, the unvested portion of the RSU’s will be forfeited as of the termination date.  The foregoing description of the grant of RSU’s does not purport to be complete and is qualified in its entirety by reference to the form of Stock Unit Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference

The Contingent RSU grants will be payable in RSU’s if the executive is employed with us through the date of our 2006 Annual Stockholders Meeting.  The number of RSU’s granted, if the stockholders approve the amendment to the 1987 Stock Option Plan, will be determined based on the closing price of our common stock on the trading date immediately before our 2006 Annual Stockholders Meeting.  If the Company undergoes a Change of Control (as defined in the Contingent RSU grant Letter) before our 2006 Annual Stockholders Meeting, and the executive is employed with us at that time, the executive will receive compensation substantially equivalent in value pursuant to the terms of such executive’s Contingent RSU grant Letter.

The Contingent RSU grants are subject to stockholder approval of an amendment to our 1987 Stock Option Plan increasing the number of shares available for grant as awards other than stock options.  If stockholder approval is not obtained at our 2006 Annual Stockholders Meeting and a Change of Control has not occurred by that date, the executives will not be granted any common stock or cash and the Contingent RSU grant will immediately lapse.  RSU’s issued pursuant to the Contingent RSU grants will be subject to a vesting schedule of thirteen equal quarterly installments.

The foregoing description of the Contingent RSU grants does not purport to be complete and is qualified in its entirety by reference to the Contingent RSU grant Letter for each of the executives, copies of which are attached hereto as Exhibits 10.2 through 10.6 and incorporated herein by reference.

Stock Grants to Non-Employee Board Members

On August 3, 2005, the Compensation Committee approved a grant of 4,500 shares of common stock to each of the Company’s non-employee members of the Board of Directors for their services as board members.  These shares are fully vested as of their grant date and were issued in lieu of annual option grants issued to non-employee directors in previous years.

Item 9.01  Financial Statements and Exhibits

(c)  Exhibits

Exhibit Number	Description

10.1	Form of Restricted Stock Unit Agreement

10.2	Contingent RSU Grant Letter for Peter Dameris

10.3	Contingent RSU Grant Letter for Michael Holtzman

10.4	Contingent RSU Grant Letter for Emmett McGrath

10.5	Contingent RSU Grant Letter for Shawn Mohr

10.6	Contingent RSU Grant Letter for Michael Payne

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

On Assignment, Inc.

Date: August 5, 2005	/s/ Peter T. Dameris
Peter T. Dameris
Chief Executive Officer and President